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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

                                                           JURISDICTION OF
NAME OF SUBSIDIARY                                         INCORPORATION
------------------                                         ---------------
AHT, Inc.                                                  Pennsylvania
Centrozlom-Katowice Sp.z o.o.                              Poland
Centrum Zawiercie Sp.z o.o.                                Poland
CMC (Australia) Pty., Limited                              Australia
CMC Concrete Accessories, Inc.                             Texas
CMC (Europe) AG                                            Switzerland
CMC Fareast Limited                                        Hong Kong
CMC (International) AG                                     Switzerland
CMC International (S.E. Asia) Pte., Limited                Singapore
CMC Oil Company                                            Texas
CMC Receivables, Inc.                                      Delaware
CMC Steel Holding Company                                  Delaware
CMC Steel Fabricators, Inc.                                Texas
CMC Steel IPH Company                                      Delaware
CMC Trinec Stahlhandel GmbH                                Germany
CMC (UK) Limited                                           England
Coil Steel (Aust) Pty Limited                              Australia
Coil Steels Group Pty Limited                              Australia
Coil Steels Properties Pty Limited                         Australia
Coil Steels (Qld) Pty Limited                              Australia
Coil Steels Trading Pty Limited                            Australia
Cometals China, Inc.                                       Texas
Cometals Far East, Inc.                                    Texas
Cometals (Tianjin) International Trade Co., Limited        China
Commercial Metals - Austin, Inc.                           Texas
Commercial Metals Deutschland GmbH                         Germany
Commercial Metals (International) AG                       Switzerland
Commercial Metals Overseas Export (FSC) Corp.              US Virgin Islands
Commercial Metals SF/JV Company                            Tennessee
Construction Materials, Inc.                               Louisiana
Elserw Sp.z o.o.                                           Poland
Energomedia Sp.z o.o.                                      Poland
Europickling S.A.                                          Belgium
Howell Metal Company                                       Virginia
Huta Zawiercie SA                                          Poland
Hutsprzet Sp.z o.o.                                        Poland
HZ Format Sp.z o.o.                                        Poland
HZ Service Sp.z o.o.                                       Poland
Kolhut Sp.z o.o.                                           Poland
Lofland Company Dallas                                     Texas
Lofland Company Midwest                                    Delaware
Lofland Fabricators, Inc.                                  Delaware
Melbourne Slitting Company Pty. Ltd.                       Australia
Owen Electric Steel Company of South Carolina              South Carolina
Owen Industrial Products, Inc.                             South Carolina
Owen Joist Corporation                                     South Carolina


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
                                                           JURISDICTION OF
NAME OF SUBSIDIARY                                         INCORPORATION
------------------                                         ---------------
Owen Joist of Florida, Inc.                                Florida
Owen of Georgia, Inc.                                      Georgia
Perth Steels Pty. Limited                                  Australia
Putex Sp.z o.o.                                            Poland
Pyrosteel Pty., Ltd.                                       Australia
Queensland Slitting Company Pty Limited                    Australia
Regency Advertising Agency, Inc.                           Texas
Scrapena S.A.                                              Poland
Scrap-Service Sp.z o.o.                                    Poland
SMI-Owen Steel Company, Inc.                               South Carolina
SMI Rebar Coating JV, Inc.                                 North Carolina
SMI Steel Fabricators of Florida Inc.                      Florida
SMI Steel Fabricators of North Carolina Inc.               North Carolina
SMI Steel Inc.                                             Alabama
Sydney Slitting Company Pty Limited                        Australia
Steel Products de Mexico, S.A. de C.V.                     Mexico
Structural Metals, Inc.                                    Texas
The Lofland Company                                        Delaware
The Lofland Company of Mississippi                         Delaware
The Lofland Company of New Mexico                          Delaware
The Lofland Company of Oklahoma                            Delaware
The Lofland Company of Texas                               Texas
Trinec CMC UK Ltd.                                         United Kingdom
Trinecke Zelezamy a. s.                                    Czech Republic
Zenith Finance and Construction Company                    Texas